                                                                      Exhibit 10

                     FIRST AMENDMENT TO PROMOTION AGREEMENT
                            BETWEEN MGI PHARMA, INC.
                         AND SCHEIN PHARMACEUTICAL, INC.

         This Amendment ("Amendment") is made March 24, 1998 by and between MGI PHARMA, INC., a Minnesota corporation, ("MGI") and SCHEIN PHARMACEUTICAL,
INC. ("Schein").

          In consideration of the continuing performance by MGI and Schein of their respective promises and obligations under the Promotion Agreement dated March 11, 1997 (the "Agreement") and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, MGI and Schein agree as follows:

         1. Section 7.7 of the Agreement is hereby amended in its entirety to read:

         7.7 Costs of Co-Promotion.

                  (a) Except as otherwise expressly set forth in this Agreement, the parties shall each bear the costs and expenses of their respective sales forces (including salaries, commissions and the like) and their own internal marketing costs.

                  (b) For the period beginning on the Co-Promotion Date and continuing until the earlier of December 31, 1998 or the date on which the Profits paid to MGI for sales of Products during four (4) consecutive quarters exceed *** except as otherwise expressly set forth in this Agreement, (i) Schein shall pay all of Schein's out-of-pocket expenses incurred in co-promoting the Product, excluding the expenses set forth in Section 7.7(a), and (ii) Schein shall reimburse MGI fifty percent (50%) of MGI's out-of-pocket expenses incurred in co-promoting the Product, excluding the expenses set forth in Section 7.7(a).

                  (c) Beginning on the earlier of January 1, 1999 or the date on which the Profits paid to MGI for sales of Products during four (4) consecutive quarters exceed *** except as otherwise expressly set forth in this Agreement, Schein and MGI shall share equally all out-of-pocket expenses incurred in co-promoting the Product, excluding the expenses set forth in Section 7.7(a).


*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.


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                  (d) Upon request, MGI and Schein shall provide each other with invoices and other written documentation in order to document their respective out-of-pocket expenses.

                  (e) MGI will implement a bonus system for the Product for MGI's sales force that is proportional to MGI's total bonus system for its sales force, based on a ratio, the numerator of which is *** and the denominator of which is MGI's total details for such calendar year.

         2. Sections 9.1(a) and (b) of the Agreement are hereby amended in their entirety to read:

                  (a) The parties agree that the quarterly baseline for Net Oncology Sales of the Product in the Field and in the Territory (the "Baseline") shall be *** The Baseline shall be used during the term of this Agreement as a factor in the formula used to determine Profits pursuant to this Section 9.1.

                  (b) The intent of the parties is to share the Profits from all sales of Product to the Field, according to the percentages set forth in Section 9.2. *** Within thirty (30) days after completion of Schein's market research, or not later than April 30, 1998, the parties shall review the research and, if such research supports an increase in the multiplier, the parties shall amend this Agreement in writing as appropriate to implement the increased multiplier, and any such increased multiplier shall be retroactive to the Effective Date. In the event that either party determines that the definition of Net Oncology Sales or the provisions of Section 9.1 are operating in a materially unfair manner to such party according to the intent of this Agreement, the parties agree to attempt to resolve such unfairness according to the provisions of Section 4.4.

         3. Section 9.2 of the Agreement is hereby amended in its entirety to read:


*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.


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                  9.2 Promotion Fee. For sales of the Product made during the first six (6) quarters following the Co-Promotion Date, MGI shall receive the greater of (i) one hundred twenty five thousand dollars ($125,000) per quarter, for a total of five hundred thousand dollars ($500,000) per year or (ii) *** of the Profits from such sales. For sales of the Product made during any renewal terms or extensions of this Agreement, MGI shall receive *** of Profits up to the level of the Incremental Sales Volume achieved during the four (4) quarters ending December 31, 1999, plus *** of the Profits above such level of Incremental Sales Volume. In addition, subject to Section 12.4(b), upon any termination or expiration of this Agreement, MGI shall be entitled to receive for sales of Product made during the first twelve (12) months following such termination or expiration, a payment equal to *** of Profits that would have been payable to MGI hereunder had the Agreement not expired or been terminated, provided however that such payment shall not exceed an amount greater than *** times the total payments received by MGI from Schein in the twelve (12) month period immediately preceding the termination or expiration of this Agreement.

         4. Section 12.1 of the Agreement is hereby amended in its entirety to read:

                  12.1 Term. Unless earlier terminated in accordance with
         Section 12.2 or 12.3, this Agreement shall be in effect from the Effective Date through December 31, 1999. This Agreement shall thereafter renew automatically for additional one (1) year periods unless either party provides the other party with one (1) year's advance written notice of its non-renewal of this Agreement.

         5. Schein shall pay to MGI any retroactive amounts required by this Amendment within thirty (30) days of the date first written above.

         6. The parties hereby agree that the Co-Promotion Date, as defined in the Agreement, shall be July 1, 1997.

         7. Neither this Amendment nor the Agreement may be amended except in writing signed by the parties. Except as specifically amended in this Amendment, all of the terms, covenants and conditions of the Agreement remain in full force and effect. In the event of any conflict between the terms of this Amendment and of the Agreement, the terms of this Amendment shall prevail.


*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.


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         8. Capitalized terms not defined herein have the meanings assigned to them in the Agreement.


         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.


MGI PHARMA, INC.

BY /s/ James V. Adam
   -----------------

NAME  James V. Adam
      -------------
TITLE Chief Operating Officer
      -----------------------


SCHEIN PHARMACEUTICAL, INC.

BY  /s/ Martin Sperber
    ------------------
NAME  Martin Sperber
      -----------------
TITLE Chairman and CEO
      -----------------


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